                                                                    EXHIBIT 5.1

              [ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS LETTERHEAD]

                               August 28, 1996


Spartech Corporation
7733 Forsyth, Suite 1450
Clayton, Missouri 63105

        Re: Registration Statement on Form S-3 for up to 6,900,000 Shares of Common Stock

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Spartech Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 10, 1996 (Registration No. 333-07917), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 6,900,000 shares of the Company's Common Stock, $0.75 par value per share (the "Common Stock"), of which (i) 3,000,000 are being offered by the Company, (ii) 3,000,000 are being offered by certain existing stockholders (the "Selling Stockholders") and (iii) up to 900,000 additional shares may be offered by the Selling Stockholders pursuant to an over-allotment option granted to the underwriters as set forth in the Registration Statement.

        As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

        1.  Subject to (i) compliance with applicable state securities laws and
(ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, the 3,000,000 shares of Common Stock to be sold by the Company, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable;

        2. The 3,000,000 shares of Common Stock to be sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable; and

        3. To the extent the underwriter's over-allotment option is exercised, the up to 900,000 additional shares of Common Stock to be sold by the Selling Stockholders pursuant to such option have been legally issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.

                              Very truly yours,

                    ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS

                  /S/ ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS